Statement of Compliance

To Wells Fargo Bank National Association, Master Servicer, Certificate Administrator, and Paying Agent of the Series of Commercial Mortgage Pass-Through Certificates, referred to on Attachment A:

I, Steven Johnson, in my capacity as Managing Director of Principal Global Investors, LLC and Principal Real Estate Investors, LLC, as Primary Servicers for mortgage loans securing securities issued in conjunction with the series of Commercial Mortgage Pass-Through Certificates, referred to on Attachment A, hereby state that:

1.       I am an officer of Principal Global Investors, LLC and Principal Real Estate Investors, LLC;

2.       A review of the activities of Principal Global Investors, LLC and Principal Real Estate Investors, LLC in their capacity as Primary Servicers during the calendar year ending December 31, 2022 (the “Reporting Period”); and of their performance under the applicable sub-servicing agreement has been made under my supervision; and

3.       To the best of my knowledge, based on such review, Principal Global Investors, LLC and Principal Real Estate Investors, LLC, as Primary Servicers have fulfilled all of their obligations in all material respects under the Primary Servicing Agreements for said Commercial Mortgage Pass-Through Certificates, referred to on Attachment A throughout the above-referenced Reporting Period.

Date: February 20, 2023

/s/ Steven R. Johnson

Steven R. Johnson

Managing Director

Principal Real Estate Investors, LLC

Principal Global Investors, LLC

Attachment A

Commercial Mortgage Pass-Through Certificates

Wells Fargo Bank, National Association, as Master Servicer
Series 2005 PWR10 dated December 1, 2005	Series 2007 Top25 dated January 30, 2007	Series 2006-Top24 dated October 1, 2006
Series 2007 Top26 dated April 18, 2007	Series 2012 C10 dated December 1, 2012	Series 2007 PWR15 dated March 29, 2007
Series 2012 C-9 dated October 1, 2012	Series 2013 C17 dated November 1, 2013	Series 2012 C-8 dated August 1, 2012
Series 2013 C13 dated May 1, 2013	Series 2015 – C27 dated March 1, 2015	Series 2013 C11 dated February 1, 2013
Series 2014 – LC14 dated February 1, 2014	Series 2017 – P7 dated April 1, 2017	Series 2014 – C19 dated March 1, 2014
Series 2014 – C21 dated August 1, 2014	Series 2016 – P3 dated April 1, 2016	Series 2015 – P1 dated August 1, 2015
Series 2015 – P2 dated December 1, 2015	Series 2016 – P4 dated July 1, 2016	Series 2017 – P8 dated September 1, 2017
Series 2017 – CD6 dated November 1, 2017

Berkadia Commercial Mortgage LLC, as Master Servicer
Series 2007 IQ-15 dated 8/23/2007

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer
Series 2016 – P5 dated October 1, 2016	Series 2016 – P6 dated December 1, 2016	Series 2019 – CD8 dated August 1, 2019
CSAIL 2021 C20 dated March 1, 2021